UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2022

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 8360 S. Durango Drive Post Office Box 98510 Las Vegas, Nevada 89193 (702) 876-7237	Delaware	81-3881866
001-07850	Southwest Gas Corporation 8360 S. Durango Drive Post Office Box 98510 Las Vegas, Nevada 89193 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2
of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Gregory J. Peterson as Senior Vice President/Chief Financial Officer
On May 27, 2022, Gregory J. Peterson, informed Southwest Gas Holdings, Inc. (the “Company”) that he intends to retire as Senior Vice President/Chief Financial Officer of the Company and of Southwest Gas Corporation by October 2022, after nearly 26 years of service. The Company intends to conduct a search of internal and external candidates to identify Mr. Peterson’s successor. Mr. Peterson’s decision to retire is due to his desire to pursue other interests and is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
Resignation of H. Russell Frisby from the Board of Directors and Appointment of Andrew J. Teno
On May 27, 2022, pursuant to the previously disclosed terms of that certain Cooperation Agreement, dated May 6, 2022 (the “Agreement”), by and among the Company and Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), the Icahn Group informed the Company that it would cause H. Russell Frisby, Jr. to resign from the Company’s Board of Directors (the “Board”), and requested that Andrew J. Teno be appointed to the Board to fill the vacancy created by Mr. Frisby’s resignation. As a result, on May 27, Mr. Frisby resigned from the Board, effective immediately, and the Board appointed Mr. Teno to fill the vacancy created by Mr. Frisby’s resignation, effective immediately.
Mr. Frisby’s resignation from the Board was not the result of any disagreements with the Company or any matter relating to the Company’s operations, policies or practices.
The Board affirmatively determined that Mr. Teno qualifies as an independent director within the meaning of the New York Stock Exchange listing standards. Pursuant to the terms of the Agreement, Mr. Teno will serve on the Strategic Transactions Committee of the Board, subject to certain limitations set forth in the Agreement. Mr. Teno will also serve on the Compensation Committee of the Board.
Mr. Teno has been a portfolio manager at Icahn Capital LP since October 2020. Mr. Teno previously worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, from 2011 to April 2020. Prior to that, he worked at Crestview Partners from 2009 to 2011 as an associate in their private equity business, and at Gleacher Partners, a boutique mergers and acquisitions firm, from 2007 to 2009. Mr. Teno has been a director of: FirstEnergy Corp. (NYSE: FE), an electric utility, since March 2021; Herc Holdings Inc. (NYSE: HRI), an equipment rental company, since February 2021; and Cheniere Energy, Inc. (NYSE: LNG), a liquefied natural gas company, since February 2021. Mr. Teno previously served as a director of Eco-Stim Energy
Solutions from March 2017 to December 2018. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.
Mr. Teno’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other independent directors. The Company will enter into an indemnification agreement with Mr. Teno in connection with his appointment to the Board, which will be in substantially the same form as that entered into with the other directors of the Company. Neither Mr. Teno nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation
S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.
/s/ Thomas E. Moran
Date: June 1, 2022	Thomas E. Moran
Vice President/General Counsel/Corporate Secretary

SOUTHWEST GAS CORPORATION
/s/ Thomas E. Moran
Date: June 1, 2022	Thomas E. Moran
Vice President/Corporate Secretary